UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2003
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Targeted Genetics Corporation
(Exact name of registrant as specified in charter)

Washington	0-23930	91-1549568

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100 Seattle, Washington 98101

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 623-7612

Not Applicable (Former name or former address, if changed since last report)

Item 5.         Other Events

As of May 29, 2003, Targeted Genetics Corporation, or Targeted Genetics, entered into Amendment No. 2 to Exclusive Sublicense Agreement with Alkermes, Inc., or Amendment No. 2. Amendment No. 2 amended certain exclusivity provisions under the Exclusive Sublicense Agreement with Alkermes, Inc. A copy of Amendment No. 2 is attached to this current report as Exhibit 10.01 and is incorporated into this current report by reference.

As of June 30, 2003, Targeted Genetics entered into the Fifth Amendment to Lease Agreement with Ironwood Apartments, Inc., or the Fifth Amendment. The Fifth Amendment extended the lease on Targeted Genetics' main facility in Seattle for an additional 60 months to April 1, 2009. A copy of the Fifth Amendment is attached to this current report as Exhibit 10.02 and is incorporated into this current report by reference.

As of July 14, 2003, Targeted Genetics entered into an amendment to the Funding Agreement with Biogen, Inc., or the Amendment. The Amendment extended Targeted Genetics' put right under the Funding Agreement for and additional thirty days until September 15, 2003. A copy of the Amendment is attached to this current report as Exhibit 10.03 and is incorporated into this current report by reference.

Item 7.         Events

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description

10.01	Amendment No. 2 to the Exclusive Sublicense Agreement, dated as of May 29, 2003, by and between Targeted Genetics and Alkermes, Inc.

10.02	Fifth Amendment to Lease Agreement, dated as of June 20, 2003, by and between Targeted Genetics and Ironwood Apartments, Inc.

10.03	Amendment to Funding Agreement, dated as of July 14, 2003, by and between Targeted Genetics and Biogen, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Targeted Genetics Corporation

Date: July 21, 2003	By: /s/ Todd E. Simpson
Todd E. Simpson Vice President, Finance and Administration and Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.01	Amendment No. 2 to the Exclusive Sublicense Agreement, dated as of May 29, 2003, by and between Targeted Genetics and Alkermes, Inc.*

10.02	Fifth Amendment to Lease Agreement, dated as of June 20, 2003, by and between Targeted Genetics and Ironwood Apartments, Inc.

10.03	Amendment to Funding Agreement, dated as of July 14, 2003, by and between Targeted Genetics and Biogen, Inc.

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* Portions of this exhibit have been omitted based on an application for confidential treatment filed with the SEC. The omitted portions of the exhibit have been filed separately with the SEC.